As filed with the Securities and Exchange Commission on March 23, 2004
===============================================================================
                     Registration Statement No. 333-________
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                           DEVCON INTERNATIONAL CORP.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Florida                                        59-0671992
            -------------------                                -------------
        (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                       Identification No.)


                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
                                 (954) 429-1500
          -------------------------------------------------------------
                    (Address of Principal Executive Offices)


                         Amended 1999 Stock Option Plan
 ------------------------------------------------------------------------------

                              Donald L. Smith, Jr.
                      Chairman and Chief Executive Officer
                           Devcon International Corp.
                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (954) 429-1500
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Robert L. Grossman, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0756
                               -------------------

                         CALCULATION OF REGISTRATION FEE

========================================== ==================== ======================== ====================== ===================

                                                                   Proposed maximum            Proposed
           Title of securities                Amount to be          Offering price         maximum aggregate         Amount of
            to be registered                   registered            per share(1)          offering price(1)      registration fee
------------------------------------------ -------------------- ------------------------  --------------------- -------------------


Common Stock                                     250,000             $6.49 - $8.35            $1,943,354              $246.22
  $.10 par value......................           shares
========================================== ==================== ======================== ====================== ===================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the (i) actual exercise prices of $6.49, $6.93, $8.35 and $8.01 for an aggregate of 8,200, 60,000, 50,000 and 20,000 options to purchase Common Stock being registered, respectively, which have already been granted under the Devcon International Corp. Amended 1999 Stock Option Plan (the "Plan"), (ii) the average of the high and low price of a share of Common Stock as reported by the Nasdaq National Market on March 22, 2004, (which was $8.02 with respect to 111,800 shares of Common Stock subject to future grants of options under the Plan).

                      REGISTRATION OF ADDITIONAL SECURITIES

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement is being filed to register an additional 250,000 shares of common stock, par value $0.10 per share ("Common Stock"), of Devcon International Corp. ("Devcon") for offer and sale under the Amended 1999 Stock Option Plan (the "Plan"). The earlier Registration Statement on Form S-8 filed by Devcon with the Securities and Exchange Commission on December 12, 1999 (File No. 333-92231) relating to the Plan is incorporated by reference in this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

          Exhibit
          Number                            Description
-------------------------------------------------------------------------------
       4.1       Registrant's Amended and Restated Articles of Incorporation(1)
       4.2       Registrant's Amended and Restated Bylaws(2)
       4.3       Amended 1999 Stock Option Plan
       5.1       Opinion of Greenberg Traurig, P.A.
      23.1       Consent of KPMG LLP
      23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)
(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-2 (Reg. No. 33-31107).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida on March 23, 2004.

                                                  DEVCON INTERNATIONAL CORP.


                                              By:/s/ Donald L. Smith, Jr.
                                                 -----------------------
                                              Name:   Donald L. Smith, Jr.
                                              Title:  Chairman of the Board and
                                                        Chief Executive Officer

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                               Date
--------------------------------------------------------------------------------------------------------------
/s/ Donald L. Smith,                    Chairman of the Board and Chief Executive Officer      March 23, 2004
Jr. Donald L. Smith, Jr.
--------------------------------------------------------------------------------------------------------------
/s/ Richard L. Hornsby                  Senior Vice President and Director                     March 23, 2004
Richard L. Hornsby
--------------------------------------------------------------------------------------------------------------
/s/ Robert D. Armstrong                 Director                                               March 23, 2004
Robert D. Armstrong
--------------------------------------------------------------------------------------------------------------
/s/ Jose A. Bechara, Jr.                Director                                               March 23, 2004
Jose A. Bechara, Jr.
--------------------------------------------------------------------------------------------------------------
/s/ Gustavo R. Benejam                  Director                                               March 23, 2004
Gustavo R. Benejam
--------------------------------------------------------------------------------------------------------------
/s/ James R. Cast                       Director                                               March 23, 2004
James R. Cast
--------------------------------------------------------------------------------------------------------------
/s/ W. Douglas Pitts                    Director                                               March 23, 2004
W. Douglas Pitts
--------------------------------------------------------------------------------------------------------------

                               EXHIBIT INDEX

 Exhibit
  Number                                           Description
 -------                                           -----------
4.1    Registrant's Amended and Restated Articles of Incorporation(1)
4.2    Registrant's Amended and Restated Bylaws(2)
4.3    Amended 1999 Stock Option Plan
5.1    Opinion of Greenberg Traurig, P.A.
23.1   Consent of KPMG LLP
23.2   Consent of  Greenberg Traurig,  P.A. (contained in its opinion filed as
       Exhibit 5.1 hereto)
----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-2 (Reg. No. 33-31107).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                                   EXHIBIT 4.3

                     ---------------------------------------

                           DEVCON INTERNATIONAL CORP.
                         AMENDED 1999 STOCK OPTION PLAN

                     ---------------------------------------

                  Purpose. The purpose of this Plan is to advance the interests of DEVCON INTERNATIONAL CORP., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

              Definitions. As used herein, the following terms shall have the meaning indicated:

                  "Board" shall mean the Board of Directors of the Company.

                  "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

                  "Common Stock" shall mean the Company's Common Stock, par value $0.10 per share.

                  "Director" shall mean a member of the Board.

                  "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common
 Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

                  "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting fficer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R.ss.229.401(b)) the Company identifies a person as an "executive officer,"
 the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

                  "Option" (when capitalized) shall mean any option granted under this Plan.

                  "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

                  "Plan" shall mean this 1999 Stock Option Plan for the Company.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Share" shall mean a share of Common Stock.

                  "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         Shares Available for Option Grants.

                           The Committee or the Board may
grant to Optionees from time to time Options to purchase an aggregate of up to Six Hundred Thousand (600,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         Incentive and Non-Qualified Options.

                           An Option granted hereunder shall be either an
Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

                           Options otherwise qualifying as Incentive Stock
Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         Conditions for Grant of Options.

                           Each Option shall be evidenced by an option agreement
that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of , or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and
(ii) Directors who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                           In granting Options, the Committee or the Board shall
take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                           The Options granted to employees under this Plan
shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

                           Notwithstanding any other provision of this Plan, an
Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue
Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                           Notwithstanding any other provision of this Plan, and
in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed One Hundred Thousand (100,000), subject to adjustment as provided in Section 10 hereof.

                  Option Price. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

                  Exercise of Options. An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of:
(1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

                  Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

                           The expiration date of an Option shall be determined
by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

                           Unless otherwise provided in any Option, each
outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:

                            Approval by the  shareholders of the Company of a
reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                               Individuals who, as of the date on which the
Option is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) the acquisition (other than from the Company)
by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 25% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

                           The Committee or the Board may in its sole
discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

                  Termination of Option Period. Unless otherwise provided in any Option agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           three months after the date on which the Optionee's
employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code
Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

                           immediately upon the termination of the Optionee's
employment for Cause;

                           twelve  months after the date on which the
Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

                                    (A) twelve months after the date of
termination of the Optionee's employment by reason of death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.

                           To the extent not previously exercised, (i) each
Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).


                  Adjustment of Shares.

                           If at any time while the Plan is in effect or
unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                                    appropriate adjustment shall be made in the
maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                                    the Board or the Committee may, in its
discretion, make any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                           Unless otherwise provided in any Option, the
Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

                           In the event of a proposed sale of all or
substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

                           Except as otherwise expressly provided herein, the
issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

                           Without limiting the generality of the foregoing, the
existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

                  Transferability of Options and Shares.

                           No Incentive Stock Option, and unless the prior
written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

                           No Shares acquired by an Officer or Director pursuant
to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

                  Issuance of Shares.

                           Notwithstanding any other provision of this Plan, the
Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                           As a condition to any sale or issuance of Shares upon
exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                                    a representation and warranty by the
Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                                    a representation, warranty and/or agreement
to be bound by any legends ndorsed upon the certificate(s)for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         Administration of the Plan.

                           The Plan shall be administered by the Board or by a
committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

                           The Board may grant Options pursuant to this Plan to
Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

                           The  Committee or the Board, from time to time, may
 adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the
 Board, shall be final and conclusive.

                           Any and all decisions or determinations of the
Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

          Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         Interpretation.

                           As it is the intent of the Company that the Plan
comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

                           The Plan and any Option agreements entered into
pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan or any such Option agreement should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan and the Option agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option agreement.

                           This Plan shall be governed by the laws of the
State of Florida.

                           Headings  contained in this Plan are for convenience
only and shall in no manner be construed as part of this Plan.

                           Any reference to the masculine, feminine, or neuter
gender shall be a reference to such other gender as is appropriate.

          Amendment and Discontinuation of the Plan. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue
Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

          Effective Date and Termination Date. The effective date of the Plan is April 1, 1999, the date on which the Board adopted this Plan, and the Plan shall terminate on March 31, 2009. The Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption but contingent upon such approval and adoption.

                                   EXHIBIT 5.1



March 23, 2004


Devcon International Corp.
1350 East Newport Drive
Deerfield Beach, Florida 33442

         Re: Registration Statement on Form S-8 for the Devcon International Corp. Amended 1999 Stock Option Plan

Ladies and Gentlemen:

         On the date hereof, Devcon International Corp, a Florida corporation (the "Company"), sent for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of an additional 250,000 shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's Amended 1999 Stock Option Plan (the "Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available approximately 11,616,827 shares of authorized and unissued Common Stock from which the additional 250,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the Plan may be issued. In addition, assuming that the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance to those persons who exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the Plan, we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                                      GREENBERG TRAURIG, P.A.

                                                       /s/ Robert Grossman
                                                       By: Robert Grossman

                                  EXHIBIT 23.1


                          Independent Auditors' Consent





The Board of Directors
Devcon International Corp.:


We consent to the use of our report dated March 5, 2004, with respect to the consolidated balance sheets of Devcon International Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated by reference into this Registration Statement on Form S-8.


                                                     /s/ KPMG LLP

Fort Lauderdale, Florida
March 22, 2004